SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

MANAGERS AMG FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Managers AMG Funds

Skyline Special Equities Portfolio

800 Connecticut Avenue

Norwalk, CT 06854

1-800-835-3879

www.managersinvest.com

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 23, 2009

To Shareholders of the Skyline Special Equities Portfolio:

Beginning at 3:00 P.M. on January 23, 2009, Managers AMG Funds will hold a special meeting of the shareholders of Skyline Special Equities Portfolio (the “Fund”) at the offices of Managers Investment Group LLC (the “Manager”), 800 Connecticut Avenue, Norwalk, Connecticut 06854.

The special meeting and any adjournment thereof (the “Meeting”) will be held to consider the following proposals:

1.	To approve a new subadvisory agreement between the Manager and Skyline Asset Management, L.P. with respect to the Fund.

2.	To transact such other business as may properly come before the Meeting and any adjournment thereof.

Only those shareholders that owned shares in the Fund at the close of business on December 5, 2008, the record date with respect to the Meeting, can vote at the Meeting or any adjournments thereof.

Your vote is important regardless of the size of your holdings in the Fund. Please take a moment after reviewing the enclosed materials to sign and return your proxy card in the enclosed postage paid return envelope. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Computershare Fund Services, asking you to vote your shares.

By Order of the Board of Trustees,

Christine C. Carsman

Secretary

Norwalk, Connecticut

December 15, 2008

INSTRUCTIONS FOR EXECUTING PROXY CARD

The following general rules for signing proxy cards may be of assistance to you and may help to avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts: Sign your name exactly as it appears on the proxy card.

2.	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown on the proxy card.

3.	All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the name of the proxy card. For example:

Registration		Valid Signature

Corporate Accounts
(1)	ABC Corp.	(1)	ABC Corp. John Doe, Treasurer

(2)	ABC Corp. c/o John Doe, Treasurer	(2)	John Doe, Treasurer

(3)	ABC Corp. Profit Sharing Plan	(3)	John Doe, Trustee

Trust Accounts
(1)	ABC Trust	(1)	Jane Doe, Trustee

(2)	Jane Doe, Trustee u/t/d 12/28/78	(2)	Jane Doe

Custodial Accounts
(1)	John Smith, Custodian f/b/o John Smith, Jr. UGMA	(1)	John Smith

(2)	John Smith	(2)	John Smith, Executor

Managers AMG Funds

Skyline Special Equities Portfolio

800 Connecticut Avenue

Norwalk, Connecticut 06854

1-800-835-3879

www.managersinvest.com

PROXY STATEMENT

FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 23, 2009

Introduction

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board” or the “Trustees”) of Managers AMG Funds (the “Trust”), for use at a special meeting and any adjournment thereof (the “Meeting”) of the shareholders of the Skyline Special Equities Portfolio (the “Fund”) to be held at the offices of Managers Investment Group LLC (the “Manager”), 800 Connecticut Avenue, Norwalk, Connecticut, and commencing on January 23, 2009 at 3:00 P.M., Eastern Time.

The Trust is currently comprised of ten mutual funds, but only the Fund is the subject of this proxy statement. The Trust is a registered management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is organized as a Massachusetts business trust. The Manager is an independently managed subsidiary of Affiliated Managers Group, Inc. (“AMG”), located at 600 Hale Street, Prides Crossing, MA 01965. The Manager serves as investment manager of the Fund and is responsible for the Fund’s overall administration and management. Managers Distributors, Inc., a wholly owned subsidiary of the Manager, serves as the Fund’s distributor.

The principal executive offices of the Trust are located at 800 Connecticut Avenue, Norwalk, Connecticut 06854. The enclosed proxy and this proxy statement are being sent to shareholders on or about December 15, 2008.

On October 23, 2008, Skyline Asset Management, L.P. (“Skyline” or the “Subadvisor”), subadvisor to the Fund, entered into a purchase agreement with AMG pursuant to which AMG agreed to sell its entire ownership interest in Skyline to the management team of Skyline (the “Transaction”). The Transaction is expected to close on or about December 31, 2008 and is not expected to result in any change in the services being provided by Skyline to the Fund. Following the Transaction, Skyline’s management team will own 100% of Skyline. The Board of the Trust was informed that the Transaction would be deemed a change of control of Skyline. A change of control of Skyline would constitute an assignment of the Fund’s subadvisory agreement with Skyline, which would terminate the subadvisory agreement in accordance with its terms and the 1940 Act. At a meeting on December 4-5, 2008, the Board of the Trust approved on behalf of the Fund the continuation of Skyline as the Subadvisor to the Fund, and approved a new subadvisory agreement and the submission of the new subadvisory agreement to Fund shareholders for approval. The Board also approved an interim subadvisory agreement with Skyline to be effective upon the closing of the Transaction, and pursuant to which Skyline would serve as Subadvisor to the Fund, responsible for management of the Fund’s portfolio, pending shareholder approval of the new subadvisory agreement. The terms of the interim and new subadvisory agreements approved by the Board are substantially similar to the previous subadvisory agreement with Skyline with respect to the Fund (except as discussed below).

If the shareholders of the Fund approve the new subadvisory agreement between the Manager and Skyline (the “Proposal”), Skyline will continue to serve as Subadvisor to the Fund under the terms of the new subadvisory agreement.

All properly executed proxy cards received prior to the Meeting will be voted at the Meeting in accordance with the marked instructions. Unless instructions are marked to the contrary, shares represented by the proxies will be voted FOR the Proposal. A shareholder may revoke his or her proxy card(s) at any time prior to the Meeting by (i) sending written notice of revocation to the Secretary of the Trust, (ii) executing and returning a subsequent proxy, (iii) submitting a subsequent telephone vote or (iv) submitting a subsequent internet vote. A shareholder may also revoke his or her proxy card by being present and voting in person at the Meeting and giving oral notice of revocation to the Chairman of the Meeting. The persons designated as proxies, in their discretion, may vote upon such other matters as may properly come before the Meeting. The Board is not currently aware of any other matters to come before the Meeting.

Holders of record of the shares of the Fund at the close of business on December 5, 2008 (the “Record Date”), as to any matter on which they are entitled to vote, will be entitled to one vote per share and a fractional vote on each fractional share on all business presented at the Meeting.

Under the Master Trust Agreement of the Trust, a proxy with respect to shares held by two or more persons will be valid if executed or otherwise given by or on behalf of any one of them, unless the Trust receives written notice to the contrary from any one of them at or prior to the exercise of the proxy.

A quorum of shareholders must be present or represented by proxy at the Meeting to transact business. For these purposes, a quorum is 30% of the shares of the Fund entitled to vote on the Record Date. If (i) a quorum is not present at the Meeting, (ii) a quorum is present, but sufficient votes to approve the Proposal are not received by the time scheduled for the Meeting, or (iii) the persons named as proxies judge that it is advisable to defer action on the Proposal, then the persons named as proxies may propose one or more adjournments of the Meeting (including adjournments with respect to the Proposal not having received sufficient votes in favor of approval) to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting on the proposal of adjournment, whether or not a quorum is present. If the Proposal has received sufficient votes in favor of approval at the time scheduled for the Meeting, it will be considered approved at such time and will not be considered at any such adjourned meeting. The persons named as proxies will vote in favor of such adjournments those proxies that they are entitled to vote in favor of the Proposal. They will vote against any such adjournments those proxies required to be voted against the Proposal. Abstentions and “broker non-votes” will not be counted as having been voted for or against any such adjournment. The costs of preparing, printing and mailing the enclosed proxy card and proxy statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone or facsimile (including with respect to any adjourned meeting) will be paid by AMG and not the Fund. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the Meeting as originally called.

Abstentions and broker non-votes (i.e., proxies sent in by brokers and other nominees which cannot be voted on the Proposal because the beneficial owners have not given instructions) will be considered to be shares present at the Meeting, but will not be counted as having been voted on the matter in question. Accordingly, assuming that a quorum would otherwise be present, abstentions and broker non-votes will have the effect of a negative vote.

Shareholders can vote in any of four ways:

(1)	Through the Internet, by going to the website listed on your proxy card;

(2)	By telephone, with a toll-free call to the number listed on your proxy card;

(3)	By mail, by sending the enclosed proxy card, signed and dated, to us in the enclosed envelope; or

(4)	In person, by attending the Meeting.

Information About Skyline

The following is a description of Skyline, based solely on information provided to the Manager by Skyline.

Skyline has served as Subadvisor to the Fund and as advisor to its predecessor, the Skyline Special Equities Portfolio, a series of Skyline Funds (the “Predecessor Fund”), since 1995. Skyline, located at 311 South Wacker Drive, Suite 4500, Chicago, Illinois 60606, is an investment management firm formed in 1995 as a limited partnership. Skyline had approximately $427 million in assets under management as of October 31, 2008.

As of October 31, 2008, AMG/Midwest Holdings, Inc., located at 600 Hale Street, Prides Crossing, MA 01965, is the General Partner of Skyline. AMG, located at 600 Hale Street, Prides Crossing, MA 01965, is a Special Limited Partner of and the ultimate parent company of, and owns a 75% or more interest in, Skyline. The remaining limited partners of Skyline are controlled by the management team of Skyline. Executive decisions for Skyline are made by the management team.

Following the Transaction, the management team of Skyline will own 100% of the equity in the business and continue to direct its day-to-day investment management operations. The Transaction is not expected to result in any change in the services being provided by Skyline to the Fund. As a result of the Transaction, Skyline will no longer be an indirect, majority-owned subsidiary of AMG. In addition, AMG/Midwest Holdings, Inc. and AMG will no longer be the General Partner and Special Limited Partner, respectively. AMG is the indirect parent company of the Manager.

Skyline acts as a subadvisor to one other fund whose investment objectives are similar to the Fund’s, as shown in the table below.

Name of Fund	Investment Objective/ Investment Style	Size of Fund as of 9/30/08	Fee	Fee Waivers and Reimbursements
Managers Special Equity Fund, a series of The Managers Funds	The Fund’s investment objective is to achieve long-term capital appreciation by investing in a diversified portfolio of equity securities of small- and medium-sized companies.	$629 million	0.50%	None

PROPOSAL: TO APPROVE THE NEW SUBADVISORY AGREEMENT BETWEEN

THE MANAGER AND SKYLINE WITH RESPECT TO SKYLINE SPECIAL EQUITIES PORTFOLIO

Background

At the Meeting, the shareholders of the Fund will consider the approval of a new subadvisory agreement between the Manager and Skyline with respect to the Fund (the “New Subadvisory Agreement”). Effective October 23, 2008, AMG entered into a purchase agreement with Skyline, the subadvisor to the Fund, to sell its entire ownership interest in Skyline to the management team of Skyline. The decision to have Skyline’s management team own 100% of its firm was mutually agreed upon by AMG and Skyline’s management and will better enable the firm to incentivize employees and attract new talent to the firm. The Transaction is expected to close on or about December 31, 2008. Skyline has served as Subadvisor to the Fund and served as advisor to the predecessor to the Fund since 1995. Skyline also serves as Subadvisor to one other open-end investment company advised by the Manager, not the subject of this proxy statement. Skyline currently serves as Subadvisor to the Fund on an interim basis as permitted by Rule 15a-4 under the 1940 Act. A form of the proposed New Subadvisory Agreement, which is substantially similar (except as described below) to the old subadvisory agreement, is attached as Exhibit A. In accordance with 1940 Act requirements, no unfair burden will be placed on the Fund as a result of the Transaction.

The Transaction and the Interim Subadvisory Agreement

Skyline currently serves as sole Subadvisor to the Fund. Prior to the Transaction, under the terms of the former subadvisory agreement between the Manager and Skyline (the “Former Subadvisory Agreement”), Skyline received a subadvisory fee equal to 0.77% of the Fund’s average daily net assets.

As a result of the Transaction, which would be a change of control of Skyline, the Former Subadvisory Agreement terminates in accordance with its terms as well as with the terms of the 1940 Act. The Board discussed the Transaction and its impact upon the Fund at its meeting on December 4-5, 2008. The Board determined that, as a result of the Transaction, it would be in Fund shareholders’ best interests to put in place an interim subadvisory agreement with Skyline with respect to the Fund (the “Interim Subadvisory Agreement”) in order to assure continuity in the subadvisory services provided to the Fund. Accordingly, the Board, including a majority of the Trustees who are not “interested persons” (as such term is defined in the 1940 Act) of the Trust (“Independent Trustees”), unanimously approved the adoption of the Interim Subadvisory Agreement, effective as of December 31, 2008 for a term not to exceed 150 days, and, subject to shareholder approval, the adoption of the New Subadvisory Agreement. The terms of the Interim Subadvisory Agreement are the same, in all material respects (including with respect to subadvisory fees), as the terms of the Former Subadvisory Agreement.

Rule 15a-4 under the 1940 Act, and the Interim Subadvisory Agreement, provide that subadvisory fees due Skyline since the effective date of the Interim Subadvisory Agreement are to be held in an interest-bearing escrow account. If the New Subadvisory Agreement is subsequently approved by shareholders of the Fund, Skyline will continue as Subadvisor to the Fund, and the escrowed funds, including interest, will be paid to Skyline. If the New Subadvisory Agreement is not approved, Skyline will be entitled to an amount equal to the lesser of (a) the costs of performing its services during the interim period plus interest and (b) the amount in the escrow account plus interest. In accordance with Rule 15a-4 under the 1940 Act, Fund shareholders must approve the New Subadvisory Agreement before May 30, 2009 in order for Skyline to serve as Subadvisor to the Fund on an ongoing basis following that date.

Terms of the New Subadvisory Agreement

Services

The Transaction is not expected to result in any change in the services provided by Skyline to the Fund, and the same investment team will continue to manage the Fund in the same manner as previously under the terms of the New Subadvisory Agreement. Skyline will manage the composition of the assets of the Fund, including the purchase, retention and disposition of assets, in accordance with the Fund’s investment objectives, policies and restrictions. Skyline will exercise voting authority with respect to proxies that the Fund is entitled to vote by virtue of its ownership of assets, provided that such voting authority is subject to review by the Manager and the Trustees and can be revoked by the Manager at any time upon notice to Skyline. Skyline will have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by Skyline and for the selection of the markets on or in which the transactions will be executed. As Subadvisor to the Fund, Skyline will be required to provide information to the Manager with respect to its investment records and ledgers to assist the Manager and Trust in monitoring compliance with the relevant laws and regulations and will be required to provide information for other oversight purposes.

Compensation

The Transaction and the New Subadvisory Agreement do not change the compensation paid by the Fund to the Manager or the compensation paid by the Manager to Skyline. Under an investment management agreement between the Trust and the Manager dated October 19, 1999, as amended as of December 31, 2007 (the “Management Agreement”), the Fund pays the Manager a fee equal to 0.90% of the Fund’s average daily net assets. Under the Former Subadvisory Agreement, the Manager paid Skyline a fee equal to 0.77% of the Fund’s average daily net assets. The New Subadvisory Agreement provides that the Manager will pay Skyline a fee equal to 0.77% of the Fund’s average daily net assets.

Pursuant to an investment advisory agreement between Skyline Funds and Skyline relating to the Predecessor Fund (which was terminated on or about December 31, 2007 due to the reorganization of the Predecessor Fund into the Fund, a series of the Trust), for the fiscal year ended December 31, 2007 the Predecessor Fund paid Skyline $8,145,295 under its management agreement. Under the unitary fee structure of the Predecessor Fund, Skyline, the investment advisor to the Predecessor Fund, paid all of the ordinary operating expenses relating to the Predecessor Fund, except the fees and expenses of the Predecessor Fund’s non-interested trustees, and the Predecessor Fund paid the comprehensive management fee listed above to Skyline.

Comparison with terms of the Former Subadvisory Agreement

The terms of the New Subadvisory Agreement are not materially different from the terms of the Former Subadvisory Agreement, with certain exceptions described below. One exception is that the New Subadvisory Agreement removes the provision stating that if either the Manager or Skyline voluntarily waives its fees with respect to the Fund, or if the Manager agrees to pay or reimburse Fund expenses, the other party will waive an equal or pro rata amount of fees or pay or reimburse Fund expenses, as appropriate. In addition, the New Subadvisory Agreement contemplates the Subadvisor advising all or a portion of the Fund, in the Manager’s discretion, whereas under the Former Subadvisory Agreement, the Subadvisor advised the entire Fund. Furthermore, the New Subadvisory Agreement may be terminated by the Manager (upon notice to the Subadvisor and the Trust), the Trust (upon notice to the Subadvisor) or by a majority vote of shareholders of the Fund (upon notice to the Subadvisor) at any time, and the Subadvisor may terminate the agreement upon 30 days’ written notice to the Manager and the Trust. The Former Subadvisory Agreement requires 60 days’ written notice to and by all parties for termination. The Former Subadvisory Agreement was last considered and approved by the Trustees on September 6, 2007.

Portfolio Managers

If shareholders approve the New Subadvisory Agreement, it is expected that the Fund’s current portfolio management team will continue to manage the Fund’s assets.

Board of Trustees Recommendation

At a meeting held on December 4-5, 2008, the Trustees, including all of the Independent Trustees of the Trust, unanimously voted to approve the New Subadvisory Agreement, and to present the New Subadvisory Agreement for shareholder approval at a special meeting to be held for such purpose. The Trustees were separately represented by independent counsel in their consideration of the New Subadvisory Agreement. In considering the New Subadvisory Agreement, the Trustees reviewed a variety of materials relating to the Fund and Skyline, including information regarding the nature, extent and quality of services to be provided by Skyline under the New Subadvisory Agreement. The Trustees also took into account performance and fee and expense information regarding Skyline. In addition, the Trustees took into account that they had recently approved the annual continuation of the existing subadvisory agreement for the other open-end investment company subadvised by Skyline in June 2008. That approval, on which the Trustees voted at their meeting held in person on June 5-6, 2008, followed a lengthy process during which the Trustees considered a variety of factors, including, for example, the experience and qualification of Skyline’s personnel, information on portfolio management staff (which is the same for the other open-end investment company subadvised by Skyline), and Skyline’s compliance program and brokerage policies. Prior to voting at both the June 2008 and the December 2008 meetings, the Independent Trustees: (a) reviewed the foregoing information with their independent legal counsel and with management; (b) discussed with legal counsel the legal standards applicable to their consideration of the New Subadvisory Agreement; and (c) met with their independent legal counsel in private sessions at which no representatives of management were present.

Nature, extent and quality of services

In considering the nature, extent and quality of the services to be provided by Skyline under the New Subadvisory Agreement, the Trustees evaluated, among other things: (a) the expected services to be rendered by Skyline to the Fund; (b) the qualifications and experience of Skyline’s personnel; and (c) Skyline’s compliance programs. The Trustees found that Skyline’s compliance policies and procedures are reasonably designed to prevent violations of the federal security laws by the Fund and by Skyline with respect to its activities that could affect the Fund. The Trustees also took into account the financial condition of Skyline with respect to its ability to provide the services required under the New Subadvisory Agreement and noted that, as of October 31, 2008, Skyline managed approximately $427 million in assets.

The Trustees reviewed information relating to the Transaction and the role of current Skyline personnel under the New Subadvisory Agreement following the Transaction and noted that the role of such personnel would be identical. The Trustees considered the investment philosophy, strategies and techniques that are intended to be used by Skyline in managing the Fund. Among other things, the Trustees reviewed biographical information on portfolio management and other professional staff, information regarding Skyline’s organizational and management structure and Skyline’s brokerage policies and practices. The Trustees considered specific information provided regarding the experience of the individuals at Skyline with portfolio management responsibility for the Fund, including the information set forth in the Fund’s prospectus and statement of additional information. In this regard, the Trustees observed that Skyline had extensive experience managing equity assets. The Trustees noted that Skyline has served as Subadvisor to the Fund and as advisor to the Predecessor Fund since 1995 and that the same personnel would continue to serve as portfolio managers to the Fund.

Performance

The Trustees considered the Fund’s performance during relevant time periods as compared to the Fund’s peer group (the “Peer Group”) and also noted that the Trustees historically have reviewed on a quarterly basis detailed information about the Fund’s performance results, portfolio composition and investment strategy. Among other information relating to the Fund’s performance, the Trustees noted that the Fund’s performance for the 1-year, 3-year, 5-year and 10-year periods ended September 30, 2008 was below the median performance of its peer group and below the performance of the Fund’s benchmark, the Russell 2000 Value Index, for each period. The Trustees took into account the Manager’s discussion of the reasons for the Fund’s performance and its discussion regarding its review of Skyline. The Trustees concluded that management was taking steps to address the Fund’s performance and that the prospects for future adequate performance supported the approval of the New Subadvisory Agreement.

Subadvisory Fees and Profitability

In considering the reasonableness of the fee payable by the Manager to Skyline, the Trustees reviewed information provided by Skyline regarding the cost to Skyline of providing subadvisory services to the Fund and the resulting profitability from such relationships, and noted that, because the Manager would no longer be an affiliate of Skyline following the Transaction, such profitability would not be directly or indirectly shared by the Manager. The Trustees relied on the ability of the Manager to negotiate the terms of the New Subadvisory Agreement at arm’s length as part of the manager-of-managers structure, noting that the Manager will no longer be affiliated with Skyline. In addition, the Trustees noted that the subadvisory fees are paid by the Manager out of its advisory fee. Accordingly, the cost of services to be provided by Skyline and the profitability to Skyline of its relationship with the Fund were not material factors in the Trustees’ deliberations. For similar reasons, and based on the size of the Fund, the Trustees concluded that the effect of any economies of scale being realized by Skyline was not a material factor in the Trustees’ deliberations at the time.

After consideration of the foregoing, the Trustees reached the following conclusions regarding the New Subadvisory Agreement, in addition to those conclusions discussed above: (a) Skyline demonstrated that they possess the capability and resources to perform the duties required of them under the New Subadvisory Agreement; (b) Skyline’s investment strategy is appropriate for pursuing the Fund’s investment objectives; (c) Skyline is reasonably likely to execute its investment strategy consistently over time; and (d) Skyline maintains appropriate compliance programs.

Based on all of the above-mentioned factors and their related conclusions, with no single factor or conclusion being determinative and with each Trustee not necessarily attributing the same weight to each factor, the Trustees concluded that approval of the New Subadvisory Agreement would be in the best interests of the Fund and its shareholders. Accordingly, on December 4-5, 2008, the Trustees, including a majority of the Independent Trustees, voted to approve the New Subadvisory Agreement with Skyline.

Required Vote

Approval of the Proposal will require the approval of the majority of the outstanding shares of the Fund. A majority of the outstanding shares means the affirmative vote of the lesser of (1) 67% of the shares of the Fund that are present at the Meeting, if the holders of more than 50% of the shares of the Fund outstanding as of the Record Date are present or represented by proxy at the Meeting, or (2) more than 50% of the shares of the Fund outstanding on the Record Date. If the vote required to approve the Proposal is not obtained from the Fund, the New Subadvisory Agreement between the Manager and Skyline will not be approved, and the Trustees will consider what other actions to take in the best interests of the Fund.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS OF THE

FUND VOTE FOR APPROVAL OF THE PROPOSAL.

ADDITIONAL INFORMATION

Solicitation of Proxies

Representatives of the Manager may solicit proxies by telephone, letter or personally and will receive no additional compensation for these services. The Trust may also use one or more proxy solicitation firms to assist with the mailing and tabulation effort and any special personal solicitation of proxies. Banks, brokers, fiduciaries and nominees will, upon request, be reimbursed by AMG for their reasonable expenses in sending proxy material to beneficial owners of shares of the Fund. The cost of preparing, printing and mailing the enclosed proxy card and proxy statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone or facsimile will be paid by AMG and not the Fund.

Computershare Fund Services (“CFS”) has been engaged to assist in the solicitation of proxies, at an estimated cost of approximately $6,700, plus expenses. As the Meeting date approaches, certain shareholders of the Fund may receive a telephone call from a representative of CFS if their votes have not yet been received. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Trustees believe that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

In all cases where a telephonic proxy is solicited, the CFS representative is required to ask for each shareholder’s full name and address, or the zip code or employer identification number, and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the CFS representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to CFS, then the CFS representative has the responsibility to explain the process, read the Proposal listed on the proxy card and ask for the shareholder’s instructions on the Proposal. Although the CFS representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in this Proxy Statement. CFS will record the shareholder’s instructions on the card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call CFS immediately if his or her instructions are not correctly reflected in the confirmation.

If a shareholder wishes to participate in the Meeting and does not wish to authorize the execution of a proxy by telephone, mail, facsimile or internet, the shareholder may vote at the Meeting in person.

If you require additional information regarding the proxy or replacement proxy cards, please call CFS toll free at (866) 905-8143. Any proxy given by a shareholder, whether in writing, by telephone, by facsimile or the internet, is revocable until voted at the Meeting.

Financial Information

The Fund’s most recent Annual Report and Semi-Annual Report are available upon request, without charge, by writing to Managers Investment Group LLC, 800 Connecticut Avenue, Norwalk, Connecticut 06854, or by calling 1-800-835-3879, or on the Fund’s website at www.managersinvest.com.

Principal Holders and Management Ownership

The total number of shares of the Fund outstanding and information concerning the shareholders who were known to be the owners of more than 5% of the outstanding shares of the Fund, each as of the Record Date, is set forth below.

Skyline Special Equities Portfolio

Total Number of Shares Outstanding: [            ]

Name and Address	Number of Shares	Percentage
[ ]	[ ]	[ ]%

[Except as noted above, the Trust did not know of any person who, as of the Record Date, beneficially owned more than 5% of the outstanding shares of the Fund.]

[As of the Record Date, all management personnel (i.e., Trustees and Officers of the Trust) as a group owned beneficially less than 1% of the outstanding shares of the Fund.]

[Since the beginning of fiscal year 2008, no Trustee has purchased or sold securities of the Manager, Skyline or any of their respective parents and subsidiaries exceeding 1% of the outstanding securities of any class of securities issued by the Manager, Skyline or any of their respective parents or subsidiaries.]

Shareholder Proposals

The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder desiring to present a proposal for inclusion at the meeting of shareholders next following this Meeting should submit such proposal to the Trust at a reasonable time before the solicitation is made.

Other Matters to Come Before the Meeting

The Board of Trustees knows of no business other than that specifically mentioned in the Notice of Special Meeting of Shareholders that will be presented or considered at the Meeting. If any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment and discretion.

THE TRUSTEES RECOMMEND APPROVAL OF THE PROPOSAL. ANY UNMARKED PROXIES WITHOUT INSTRUCTIONS TO THE CONTRARY WILL BE VOTED IN FAVOR OF APPROVAL OF THE PROPOSAL.

December 15, 2008

By Order of the Trustees,

Christine C. Carsman

Secretary

EXHIBIT A

The Form of New Subadvisory Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any factual information about the Fund. Accordingly, shareholders should not rely on the representations and warranties in the Form of New Subadvisory Agreement as characterizations of the actual state of facts at the time they were made or otherwise. In addition, the Form of New Subadvisory Agreement may be revised from that shown here prior to its execution, and may be amended after its execution. Should material changes be made to the Form of New Subadvisory Agreement, the Fund will take such steps as may be required by applicable law.

FORM OF NEW SUBADVISORY AGREEMENT

Attention:	Skyline Asset Management, L.P.

Re:	Subadvisory Agreement

The Skyline Special Equities Portfolio (the “Fund”) is a series of a Massachusetts business trust (the “Trust”) that is registered as an investment company under the Investment Company Act of 1940, as amended, (the “Act”), and subject to the rules and regulations promulgated thereunder.

Managers Investment Group LLC (the “Manager”) acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-to-day management and administration of the Fund and the coordination of investment of the Fund’s assets. However, pursuant to the terms of the Management Agreement, specific portfolio purchases and sales for the Fund’s investment portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1. Appointment as a Subadvisor. The Manager, being duly authorized, hereby appoints and employs Skyline Asset Management, L.P. (“Subadvisor”) as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Subadvisor (those assets being referred to as the “Fund Account”). The Manager may, from time to time, with the consent of the Subadvisor, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2. Portfolio Management Duties.

(a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Subadvisor shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the “Prospectus”). The Subadvisor’s responsibility for providing portfolio management services hereunder shall be limited to only the Fund Account, and the Subadvisor agrees that it shall not consult with any investment advisor(s) (within the meaning of the Act) to the Fund or any other registered investment company or portfolio series thereof under common control with the Fund concerning transactions for the Fund Account in securities or other assets such that the exemptions under Rule 10f-3, Rule 12d3-1 and/or Rule 17a-10 under the Act would not be available with respect to the Fund. The Subadvisor shall exercise voting authority with respect to proxies that the Fund is entitled to vote by virtue of the ownership of assets attributable to that portion of the Fund for which the Subadvisor has investment management responsibility, provided that such authority may be revoked in whole or in part by the Manager at any time upon notice to the Subadvisor and provided further that the exercise of such authority shall be subject to review by the Manager and the Trustees of the Trust. The Subadvisor shall exercise its proxy voting authority hereunder in accordance with such proxy voting policies and procedures as the Manager or the Trust may designate from time to time. The Subadvisor shall provide such information relating to its exercise of proxy voting authority hereunder (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by the Manager from time to time.

(b) The Subadvisor shall maintain such books and records pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Subadvisor agrees that all records under the Act shall be the property of the Trust.

(c) The Subadvisor shall provide the Trust’s Custodian, and the Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the Subadvisor shall be responsive to requests from the Manager or the Trust’s Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust’s Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

(d) The Subadvisor agrees to maintain adequate compliance procedures to ensure its compliance with the Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

(e) The Subadvisor agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

3. Allocation of Brokerage. The Subadvisor shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Subadvisor, and for the selection of the markets on or in which the transactions will be executed.

(a) In doing so, the Subadvisor’s primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Subadvisor to solicit competitive bids for each transaction, and the Subadvisor shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Subadvisor determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Subadvisor deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Subadvisor may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) made available by the broker to the Subadvisor viewed in terms of either that particular transaction or of the Subadvisor’s overall responsibilities with respect to its clients, including the Fund, as to which the Subadvisor exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(b) The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Subadvisor, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(c) The Subadvisor agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an “affiliated person” (as defined in the Act) of the Trust or of the Manager or of any Subadvisor for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Subadvisor with a list of brokers and dealers which are “affiliated persons” of the Trust, the Manager or the Trust’s Subadvisors.

4. Information Provided to the Manager and the Trust and to the Subadvisor

(a) The Subadvisor agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Subadvisor will furnish the Trust’s Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

(b) The Subadvisor agrees that it will notify the Manager and the Trust in the event that the Subadvisor or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Subadvisor from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Subadvisor has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Subadvisor respecting or relating to the Subadvisor that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

(c) The Subadvisor represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Subadvisor’s registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Subadvisor agrees to maintain the completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Subadvisor acknowledges that it is an “investment adviser” to the Fund within the meaning of the Act and the Advisers Act.

5. Compensation. The compensation of the Subadvisor for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Subadvisor, and the Subadvisor agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6. Other Investment Activities of the Subadvisor. The Manager acknowledges that the Subadvisor or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities (“Affiliated Accounts”). The Manager agrees that the Subadvisor or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Subadvisor acts in good faith and provided further, that it is the Subadvisor’s policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Subadvisor shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7. Standard of Care. The Subadvisor shall exercise its best judgment in rendering the services provided by it under this Agreement. The Subadvisor shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Subadvisor against any liability to the Manager or the Trust or to holders of the Trust’s shares representing interests in the Fund to which the Subadvisor would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Subadvisor’s reckless disregard of its obligations and duties under this Agreement.

8. Assignment. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Subadvisor shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Subadvisor or such other steps as the Board of Trustees may deem appropriate.

9. Amendment. This Agreement may be amended at any time, but only by written agreement between the Subadvisor and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. Effective Date; Term. This Agreement shall become effective on                         , 2009 and shall continue in effect until June 30, 2010. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11. Termination. This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Subadvisor and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Subadvisor or (iii) by the Subadvisor at any time without penalty, upon thirty (30) days’ written notice to the Manager and the Trust.

12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

13. Applicable Law. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.

MANAGERS INVESTMENT GROUP, LLC

BY:

DATE:

Accepted: Skyline Asset Management, L.P.

BY:

DATE:

Acknowledged: MANAGERS AMG FUNDS

BY:

DATE:

SCHEDULES:             A. Fee Schedule.

SCHEDULE A

SUBADVISOR FEE

For services provided to the Fund Account, Managers Investment Group LLC will pay a base quarterly fee for each calendar quarter at an annual rate of 0.77% of the average net assets in the Fund Account during the quarter. Average assets shall be determined using the average daily net assets in the Fund Account during the quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.

Managers AMG Funds

800 Connecticut Avenue

Norwalk, CT 06854

Skyline Special Equities Portfolio

Special Meeting of Shareholders – January 23, 2009

This Proxy is solicited on behalf of the Board of Trustees.

The undersigned hereby appoints Donald S. Rumery and Christine C. Carsman, as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designed on the other side, all the shares of Skyline Special Equities Portfolio, a series of Managers AMG Funds, standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Shareholders to be held January 23, 2009 at 3:00 P.M. or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE SHARES REPRESENTED BY THIS PROXY FOR THE PROPOSAL LISTED ON THE REVERSE SIDE AND WILL VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THIS MEETING. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

3 EASY WAYS TO GIVE VOTING INSTRUCTIONS

Vote by Touch-Tone Phone, or via the Internet, or by Mail

PHONE:	To vote by phone call toll-free [ ] and follow the recorded instructions.
INTERNET:	Vote on the internet at www.[ ].com and follow the on-line instructions.
MAIL:	Return your marked, signed and dated proxy card in the accompanying envelope which requires no postage if mailed in the United States.

If you vote by Telephone or Internet, do not mail back this proxy card.

* * *

Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.

The Board of Trustees recommends a vote FOR the Proposal.

1. To approve a new subadvisory agreement between Managers Investment Group LLC and Skyline Asset Management, L.P. with respect to Skyline Special Equities Portfolio.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

2. To transact such other business as may properly come before the Meeting and any adjournment thereof.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporation name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date